Exhibit 11-1

Analog Devices, Inc.
Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)

                                                            Three Months Ended
                                                            ------------------

                                                      August 3, 1996   July 29, 1995
                                                      --------------   -------------
PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             114,716         112,122
   Assumed exercise of common stock equivalents (1)         6,739           7,655
   Assumed conversion of subordinated notes                 8,239               -
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    129,694         119,777
                                                         ========        ========

Net income                                               $ 43,796        $ 31,781
Interest related to convertible subordinated
   notes, net of tax                                        1,455               -
                                                         --------        --------

Earnings available for common stock                      $ 45,251        $ 31,781
                                                         ========        ========

PRIMARY EARNINGS PER SHARE                               $   0.35        $   0.27
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding             114,716         112,122
   Assumed exercise of common stock equivalents (1)         6,785           7,806
   Assumed conversion of subordinated notes                 8,239               -
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    129,740         119,928
                                                         ========        ========

Net income                                               $ 43,796        $ 31,781
Interest related to convertible subordinated
   notes, net of tax                                        1,455               -
                                                         --------        --------

Earnings available for common stock                      $ 45,251        $ 31,781
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE                         $   0.35        $   0.27
                                                         ========        ========

(1)  Computed based on the treasury stock method.

                                       1

Analog Devices, Inc.
Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)

                                                            Nine Months Ended
                                                            -----------------
                                                      August 3, 1996   July 29, 1995
                                                      --------------   -------------
PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             114,015         111,614
   Assumed exercise of common stock equivalents (1)         6,946           6,982
   Assumed conversion of subordinated notes                 6,810               -
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    127,771         118,596
                                                         ========        ========

Net income                                               $127,881        $ 84,136
Interest related to convertible subordinated
   notes, net of tax                                        3,575               -
                                                         --------        --------

Earnings available for common stock                      $131,456        $ 84,136
                                                         ========        ========

PRIMARY EARNINGS PER SHARE                               $   1.03        $   0.71
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding             114,015         111,614
   Assumed exercise of common stock equivalents (1)         7,076           7,156
   Assumed conversion of subordinated notes                 6,810               -
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    127,901         118,770
                                                         ========        ========

Net income                                               $127,881        $ 84,136
Interest related to convertible subordinated
   notes, net of tax                                        3,575               -
                                                         --------        --------

Earnings available for common stock                      $131,456        $ 84,136
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE                         $   1.03        $   0.71
                                                         ========        ========

(1)  Computed based on the treasury stock method.

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